Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

XOMA CORPORATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.0075 per share (the “Common Stock”), of XOMA Corporation (the “Company”), pursuant to the rights offering described and provided for in the Company’s prospectus supplement (and the accompanying prospectus) dated December 2, 2019 (the “Prospectus”), hereby certifies to the American Stock Transfer & Trust Company, LLC, as subscription agent for the rights offering that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the subscription right (as described in the Prospectus):

	Number of Shares of Common Stock Owned (or issuable upon conversion of the shares of Series X Preferred Stock or Series Y Preferred Stock) on the Record Date	Rights Exercised Pursuant to Subscription Right

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

[Note: Any holder of greater than 9.9% of the outstanding number of shares of the Common Stock may elect to instead purchase non-voting Series Z Preferred Stock at a purchase price of $22,000 per share, and any such holder so electing would have a right to purchase one one-thousandth of a share of Series Z Preferred Stock for each share of Common Stock it had a right to purchase in the Rights Offering.]

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

[NAME OF NOMINEE]

By:

Name:

Title:

DTC Basic Subscription Confirmation Number(s)